Exhibit 4.2

EXHIBIT A

[FORM OF THE 2032 NOTE]

CUSIP No. 316773 DN7

ISIN: US316773DN70

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY ITS ACQUISITION AND HOLDING OF THIS NOTE, THE HOLDER HEREOF (OR ANY INTEREST THEREIN) SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (ALSO A “PLAN”), OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

ADDITIONALLY, BY ITS ACQUISITION OF THIS NOTE IN THE INITIAL OFFERING, A HOLDER HEREOF THAT IS A PLAN (THE “PLAN FIDUCIARY”) SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED AT ALL TIMES NEITHER FIFTH THIRD BANCORP, THE UNDERWRITERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES HAS PROVIDED OR WILL PROVIDE IMPARTIAL INVESTMENT ADVICE OR GIVE ADVICE IN A FIDUCIARY CAPACITY WITH RESPECT TO THE PURCHASER OR TRANSFEREE’S DECISION TO ACQUIRE, HOLD, SELL, EXCHANGE, VOTE OR PROVIDE ANY CONSENT WITH RESPECT TO THE NOTES BY THE ERISA PLAN’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO FIFTH THIRD BANCORP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE

& CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FIFTH THIRD BANCORP

4.566% Fixed Rate/Floating Rate Senior Notes due 2032

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

No. 1	$500,000,000

Fifth Third Bancorp, a corporation duly organized and existing under the laws of Ohio (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Five Hundred Million United States Dollars ($500,000,000) on April 29, 2032 (the “Maturity Date”), and to pay interest thereon (a) from and including January 29, 2026 (the “Original Issue Date”) to, but excluding April 29, 2031 (the “Fixed Rate Period”) at the rate of 4.566% per annum, such interest to be payable semi-annually in arrears during the Fixed Rate Period on April 29 and October 29 of each year, with payment commencing on April 29, 2026 and ending on April 29, 2031 (each, a “Fixed Rate Interest Payment Date”), and (b) from, and including April 29, 2031 to, but excluding the Maturity Date (the “Floating Rate Period”), at a floating rate per annum equal to the Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index) plus 0.95%, such interest to be payable quarterly in arrears during the Floating Rate Period on July 29, 2031, October 29, 2031, January 29, 2032 and at the Maturity Date (each, a “Floating Rate Interest Payment Date” and, together with the Fixed Rate Interest Payment Dates, each, an “Interest Payment Date”), until the principal hereof is paid or made available for payment, and (in each case, to the extent that the payment of such interest specified in (a) or (b) shall be legally enforceable), at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. Interest shall accrue from, and including, January 29, 2026 to, but excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. Interest payable during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payable during the Floating Rate Period will be computed on the basis of the actual number of days in each quarterly interest period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on this Security for each quarterly interest period during the Floating Rate Period will be computed by multiplying (x) the outstanding principal amount of this Security by (y) the product of (i) the interest rate for the relevant interest period multiplied by (ii) the quotient of the actual number of days in such quarterly interest period (or any other relevant period) divided by 360. The interest rate on this Security during the Floating Rate Period will in no event be lower than zero. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, subject to certain exceptions, will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the record date for such interest period, which shall be 15 days, whether or not a Business Day, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such record date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If a Fixed Rate Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the Holder will not be entitled to any further interest or other payments with respect to such postponements. If a Floating Rate Interest Payment Date falls on a day that is not a Business Day, the Company will postpone the interest payment to the next succeeding Business Day, except that, if the next succeeding Business Day falls in the next calendar month, then such interest payment will be advanced to the immediately preceding day that is a Business Day and, in each case, the related interest periods also will be adjusted for such non-Business Days. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company shall make, or cause the Paying Agent to make, all payments of principal and interest on Global Securities in immediately available funds to the Depositary or its nominee, in accordance with Applicable Procedures.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: January 29, 2026	FIFTH THIRD BANCORP

By:
Bryan D. Preston
Executive Vice President and Chief Financial Officer

Attest:

By:
Name: Shaun Patsy
Title: Senior Vice President, Associate General Counsel and Assistant Secretary

[Signature Page to Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the Indenture referred to hereinafter.

Dated: January 29, 2026	WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Officer

[Signature Page to Note]

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” or “Notes”), issued and to be issued in one or more series under an Indenture, dated as of April 30, 2008 and as amended by Article 4 of the Twelfth Supplemental Indenture dated as of April 25, 2022 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wilmington Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) as supplemented by a Eighteenth Supplemental Indenture, dated as of January 29, 2026, between the Company and the Trustee (herein called the “Eighteenth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Company may, without notice to or the consent of any Holder, issue additional Securities having the same ranking, interest rate, maturity and other terms as the Securities of this series except for the issue date, the issue price and the initial Interest Payment Date; provided that if such additional Securities are not fungible with this Security for U.S. federal income tax purposes, such additional Securities will be issued with a separate CUSIP number. Any such additional Securities may be considered to be part of this series of Securities. The Company may, without notice to or the consent of any Holder, issue or incur Senior Indebtedness.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default or Covenant Breaches with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable (or will automatically become due and payable, without declaration or any other action on the part of the Trustee or any Holder) in the manner and with the effect provided in the Indenture.

The Securities are not convertible into, or exchangeable for, equity securities of the Company.

On and after July 28, 2026 (180 days after the Issue Date) (or, if additional Notes are issued, beginning 180 days after the issue date of such additional Notes) and prior to April 29, 2031 (one year prior to the Maturity Date), the Company may redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed matured on April 29, 2031) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Indenture) plus 15 basis points, less (2) interest accrued to the redemption date; and

(2) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

The Securities will be redeemable at the Company’s option, in whole, but not in part, on April 29, 2031 at a redemption price equal to 100% of the aggregate principal amount of the Securities, plus accrued and unpaid interest thereon, if any, to but excluding, the redemption date.

On and after March 30, 2032, the Securities will be redeemable, in whole or in part, at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the aggregate principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“Applicable Procedures” means, with respect to any transfer, transaction or other action involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer, transaction or other action as in effect from time to time.

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or the Company’s designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and the Company or the Company’s designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1) the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Company or the Company’s designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or the Company’s designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or the Company’s designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or the Company’s designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or the Company’s designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or the Company’s designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or the Company’s designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day that is not a Saturday or Sunday, and that is not a federal holiday or a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the City of New York or in the city in which the Corporate Trust Office (as defined below) is located.

“Business Day Convention” means if any Interest Payment Date, redemption date or the Maturity Date of the Notes falls on a day which is not a Business Day, the related payment of principal of, or interest on, the Notes will be made on the next day which is a Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount payable for the period from and after such Interest Payment Date, redemption date or Maturity Date, as the case may be.

“Calculation Agent” means the firm appointed by the Company prior to the commencement of the Floating Rate Period. The Company or an affiliate of the Company may assume the duties of the Calculation Agent.

“Compounded SOFR” means with respect to any quarterly interest period during the Floating Rate Period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial quarterly interest period during the Floating Rate Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial quarterly interest period during the Floating Rate Period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period (such first day expected to be April 29, 2031);

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or in the final quarterly interest period during the Floating Rate Period, relating to the Maturity Date, or, in the case of the redemption of the Notes, relating to the applicable redemption date); and

“d” is the number of days in the relevant Observation Period.

“Corporate Trust Office” for administration of the Indenture means the corporate trust office of the Trustee located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention: Fifth Third Bancorp Administrator, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date (or, in the case of the redemption of the Notes, preceding the applicable redemption date).

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of each quarterly interest period in the Floating Rate Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period (or in the final quarterly interest period, preceding the Maturity Date or, in the case of the redemption of the Notes, preceding the applicable redemption date).

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or the Company’s designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or:

(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” set forth in the Indenture; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions set forth in the Indenture.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Installments of interest whose Stated Maturity is on or prior to the redemption date will be payable to the Holder of this Security, or one more Predecessor Securities, of record at the close of business on the relevant Record Date, all as provided in the Indenture.

Notice of redemption will be given by first class mail to Holders of Securities, or with respect to any Global Security, in accordance with the Applicable Procedures, not less than 10 nor more than 60 days prior to the redemption date, all as provided in the Twelfth Supplemental Indenture.

This Security may be redeemed in part only in minimum denominations of $2,000 or any integral multiples of $1,000 in excess thereof. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to conform to the terms of the Indenture and the Securities to the description of the Securities in the prospectus supplement dated January 26, 2026 relating to the offering of the Securities.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 or any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.